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                                                                EXHIBIT 10(c)

                        VOTING AND PRE-MERGER AGREEMENT


     This Voting and Pre-Merger Agreement (the "Agreement") is executed on February 14, 1995 and is entered into by and among Clinicor, Inc., a Texas corporation ("Clinicor"), Thomas P. O'Donnell ("O'Donnell"), Robert S. Sammis ("Sammis") and David Shulman, M.D. (the "Participating Shareholder").

                             W I T N E S S E T H:

     WHEREAS, the Participating Shareholder owns Three Hundred Twelve and One-Half (312.5) shares of the common stock of Clinicor (the "Shares"); and

     WHEREAS, it is anticipated that Clinicor shall enter into a merger agreement with Pegasus Tax and Financial Planning Services, Inc., a Nevada corporation ("Pegasus"), pursuant to which Clinicor shall be merged with and into Pegasus (such transaction herein referred to as the "Merger"), with Pegasus to be renamed "Clinicor, Inc." and to continue as the surviving corporation; and

     WHEREAS, O'Donnell and Sammis are required, as a condition to the Merger, to enter into non-competition agreements with the surviving entity and to personally guarantee certain representations and warranties of Clinicor to be contained in the merger documentation; and

     WHEREAS, the Participating Shareholder, in consideration of such matters, is willing to grant to Sammis and O'Donnell certain voting rights with respect to the Shares; and

     WHEREAS, the parties also wish to evidence their understanding and agreement as to certain stock transfer restrictions that presently exist and will terminate upon the occurrence of the Merger;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Certain Definitions.  For purposes hereof, "Clinicor" refers both to
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the presently existing corporation and to the post-merger surviving corporation, and "Shares" refers both to the shares of Clinicor common stock currently owned by the Participating Shareholder and to the shares of common stock of the surviving corporation to be received in the Merger in exchange therefor.

     2.   Voting of Shares.  Throughout the term of this Agreement, at any
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regular or special meeting of the shareholders of Clinicor,
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or in connection with any written consent pursuant to which resolutions are adopted by the shareholders of Clinicor, the Participating Shareholder agrees to vote all of the Shares in such manner as may be determined by Sammis and O'Donnell and communicated to the Participating Shareholder in writing.

     3.   Stock Certificates.  The Participating Shareholder agrees that each
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certificate representing the Shares shall bear an endorsement set forth conspicuously on the face of each certificate in substantially the following form:

          SEE REVERSE HEREOF FOR CERTAIN LEGENDED INFORMATION

The reverse side of each such certificate shall bear an endorsement in substantially the following form:

          THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A VOTING AGREEMENT BETWEEN CERTAIN SHAREHOLDERS AND THE CORPORATION. COPIES OF THIS AGREEMENT AND ANY AND ALL AMENDMENTS THERETO HAVE BEEN DEPOSITED WITH THE CORPORATION AT ITS PRINCIPAL OFFICE AND ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE CORPORATION.

     4.   Termination.  This Agreement shall terminate upon the closing of an
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underwritten public offering of the Clinicor common stock registered under the
Securities Act of 1933, as amended, which results in aggregate net proceeds to Clinicor of at least $5,000,000.

     5.   Agreement Binding Upon.  This Agreement shall be binding on the
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Participating Shareholder and his respective heirs, successors and assigns.

     6.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas, except with respect to conflict of law principles, and except as to internal corporate matters relating to the post-merger surviving corporation, as to which the laws of the State of Nevada shall apply. This Agreement is performable in Travis County, Texas.

     7.   Invalid Provision.  If any provision of this Agreement should be held
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to be invalid, illegal or unenforceable, the parties intend the remaining provisions of this Agreement to be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

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     8.   Termination of Prior Agreements.  This Agreement is intended to be the
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sole agreement of the parties as it relates to the subject matter hereof and supersedes all other agreements of the parties relating to the subject matter hereof.

     9.   Termination of Buy-Sell Provisions.  The Participating Shareholder has
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been advised that, pursuant to Article XVI of the Buy-Sell Agreement by and among Clinicor and its shareholders (the "Buy-Sell Agreement"), the Buy-Sell Agreement has been amended to provide that it will in all respects terminate upon the occurrence of the Merger. The Participating Shareholder further acknowledges and agrees that the Merger and such termination shall have the effect of deleting any and all option or purchase or sale rights with respect to the Shares that may be set forth in any Non-Competition and Confidentiality Agreement, Medical Director Employment Agreement or any other agreement between the Participating Shareholder and Clinicor. The Participating Shareholder agrees that any such provisions shall hereafter be of no further force or effect whatsoever.

     10.  Effectiveness.  This Agreement is wholly contingent upon the
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occurrence of the Merger and shall be effective as of the effective date of the
Merger.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                                        CLINICOR, INC.


                                        By /s/ Thomas P. O'Donnell
                                          ---------------------------------
                                          Thomas P. O'Donnell, President


                                        /s/ Thomas P. O'Donnell
                                        -----------------------------------
                                        THOMAS P. O'DONNELL


                                        /s/ Robert S. Sammis
                                        -----------------------------------
                                        ROBERT S. SAMMIS


                                        /s/ David Shulman
                                        -----------------------------------
                                        DAVID SHULMAN, M.D.

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